FORM 8-K                                                            PAGE 1 OF 5


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) April 1, 1998 (March 26, 1998)


                         DOVER DOWNS ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction or incorporation)


      1-119229                                          51-0357525
---------------------                       ------------------------------------
(Commission File No.)                       (I.R.S. Employer Identification No.)


   1131 NORTH DUPONT HIGHWAY, DOVER,                           DELAWARE 19901
----------------------------------------                       --------------
(Address of principal executive offices)                         (Zip Code)



    Registrant's telephone number, including area code: (302) 764-4600, x292
                                                        --------------------

FORM 8-K                                                            PAGE 2 OF 5

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Dover Downs Entertainment, Inc. ("Dover"), FOG Acquisition Corporation, a wholly-owned newly formed subsidiary of Dover ("Acquisition Sub") and Grand Prix Association of Long Beach, Inc. ("Grand Prix") entered into an Agreement and Plan of Merger dated March 26, 1998 (the "Agreement") pursuant to which at the Effective Time under and as defined in the Agreement, Grand Prix shall be merged with Acquisition Sub (the "Merger"). As a result, Grand Prix shall become a wholly-owned subsidiary of Dover.

     The Merger contemplates that each shareholder of Grand Prix will receive .63 shares of common stock, par value $.10 per share, of Dover (the "Dover
Common Stock") for each share of common stock, no par value, of Grand Prix (the "Grand Prix Common Stock") owned by such shareholder immediately prior to the Effective Time, subject to certain adjustments if the fifteen consecutive business day average closing sales price of Dover Common Stock prior to the Effective Time is greater than $32.00 per share or less than $21.00 per share, provided that the exchange ratio shall not be greater than .6963 nor less than
 .5929.

     Certain shareholders of Grand Prix, representing approximately 38 percent of the outstanding Grand Prix Common Stock on a fully diluted basis, have entered into support agreements with Dover pursuant to which they have granted to Dover a proxy to vote their shares in favor of the Merger, in favor of the election of up to three nominees of Dover to the Board of Directors of Grand Prix and against certain transactions. In addition, such shareholders have granted an option to Dover to purchase their shares upon termination of the Agreement under certain circumstances specified in the support agreements. Certain holders of the capital stock of Dover, representing more than a majority of its voting power, have similarly granted Grand Prix a proxy to vote their shares in favor of the Merger, in favor of the election of Christopher R. Pook, the Chairman and Chief Executive Officer of Grand Prix, as a director of Dover and against certain transactions.

     The Merger has been approved by the Board of Directors of both Dover and Grand Prix, and is expected to be consummated in June 1998. It is subject to approval of the shareholders of both Dover and Grand Prix, expiration of the Hart-Scott-Rodino waiting period and certain other customary conditions.

     Pursuant to the Agreement, Grand Prix makes certain customary representations and warranties to Dover and Dover makes certain customary representations and warranties to Grand Prix. The representations and warranties will not survive consummation of the Merger.

     The Agreement provides that the obligations of Dover to close the Merger are conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Grand Prix at the Effective Time and compliance with covenants made by Grand Prix prior to the Effective Time, subject to certain threshold levels with respect to materiality; and (ii) the absence of any material adverse change in the financial condition or operations of Grand Prix prior to the Effective Time.

     The Agreement provides that the obligations of Grand Prix to close the Merger is conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Dover at the Effective Time and compliance with covenants made by Dover prior to the Effective Time, subject to certain threshold levels with respect to materiality; and (ii) the absence of any material adverse change in the financial condition or operations of Dover prior to the Effective Time.

FORM 8-K                                                            PAGE 3 OF 5


     The Agreement provides that Grand Prix shall take all corporate action necessary to appoint three nominees of Dover to the Board of Directors of Grand Prix and to nominate three nominees of Dover to the Board of Directors of Grand Prix for the period commencing upon the execution of the Agreement and terminating upon the earlier of one year after the date of the Agreement or the date upon which Dover ceases to beneficially own at least eighty percent of the shares of Common Stock it acquired from Midwest Facility Investments, Inc. and Penske Motorsports, Inc., as described below.


     The Agreement provides that Dover will increase its Board of Directors to ten (10) members and that Dover will use its best efforts to nominate Christopher R. Pook for election as a Class I Director of Dover for the remainder of a three year term, all subject to the approval of Dover's stockholders. If Mr. Pook is employed at the end of such three year term, Dover has agreed to use its best efforts to nominate Mr. Pook for re-election as a director for an additional three year term, subject to the approval of Dover's stockholders.

     Each party will pay its own costs and expenses incurred relative to the Agreement. The Agreement includes a termination fee of $3,000,000 payable to Dover upon the occurrence of certain events.

     Prior to the Effective Time, Dover contemplates seeking shareholder approval to amend its Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 35,000,000 shares to 75,000,000 shares and the number of shares of Class A Common Stock authorized for issuance from 30,000,000 shares to 55,000,000 shares. After consummation of the Merger, the authorized but unissued shares of capital stock of Dover will be available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses.

     Prior to execution of the Agreement, Dover entered into stock purchase agreements with Penske Motorsports, Inc. and Midwest Facility Investments, Inc. pursuant to which, on March 26, 1998, Dover acquired 680,000 shares of Grand Prix Common Stock at $15.50 per share (340,000 from Penske Motorsports, Inc. and 340,000 from Midwest Facility Investments, Inc.). The 680,000 shares of Grand Prix Common Stock were purchased for $10,540,000.00 out of available cash.

     A Registration Rights Agreement dated March 26, 1998 (the "Registration Agreement") has also been entered into between Dover and Grand Prix. The Registration Agreement provides that Dover shall have certain rights (the "Registration Rights") to cause the 680,000 shares of Grand Prix Common Stock acquired pursuant to the above referenced stock purchase agreements, or any additional shares of Grand Prix Common Stock acquired by Dover, to be registered under the Securities Act of 1933, as amended (the "Securities Act"), for the three year period after the date of such agreement. Not later than sixty days after termination of the Agreement pursuant to certain specified provisions, Dover has the right, subject to certain limitations, to cause Grand Prix to file a shelf registration statement under the Securities Act registering such securities for up to three (3) years. Grand Prix has the right to prohibit sales pursuant to such shelf registration in certain circumstances. Pursuant to the Registration Agreement, Dover also has the right, subject to certain limitations, to cause registrable securities to be included in any registration statement under the Securities Act filed by Grand Prix, other than a Registration Statement on Form S-4 or S-8.

     The above provides a brief description of certain terms of the Merger and the related transactions and is qualified in its entirety by reference to the Agreement and Plan of Merger and other exhibits attached to this Form 8-K.

FORM 8-K                                                            PAGE 4 OF 5


ITEM 5. OTHER EVENTS.

     Legislation which permits an additional 1,000 slot machines at any of the currently licensed facilities in the State of Delaware, including Dover's facility in Dover, Delaware, and eliminates the existing sunset provision for the State's video lottery operations was passed by the Delaware Senate and signed into law by the Governor on March 26, 1998. The bill was previously passed by the House of Representatives in January of 1998. It also creates a new Delaware Standardbred Breeder's Program, increases the number of required live harness racing days at Dover's track, removes the administrative burden of reapplying for a license every five years and makes various administrative changes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

     The following Exhibits are filed with this report on Form 8-K:

     2.1 Agreement and Plan of Merger dated March 26, 1998 between Dover Downs Entertainment, Inc., FOG Acquisition Corporation, a wholly-owned subsidiary of Dover Downs Entertainment, Inc. and Grand Prix Association of Long Beach, Inc.

     2.2 Support Agreement dated March 26, 1998 between Grand Prix Association of Long Beach, Inc. and two (2) stockholders of Dover Downs Entertainment, Inc.

     2.3 Support Agreement dated March 26, 1998 between Dover Downs Entertainment, Inc. and numerous stockholders of Grand Prix Association of Long Beach, Inc.

     2.4 Registration Rights Agreement dated March 26, 1998 between Grand Prix Association of Long Beach, Inc. and Dover Downs Entertainment, Inc.

     2.5 Stock Purchase Agreement dated March 25, 1998, between Dover Downs Entertainment, Inc. and Penske Motorsports, Inc.

     2.6 Stock Purchase Agreement dated March 25, 1998, between Dover Downs Entertainment, Inc. and Midwest Facility Investments, Inc.

     99.1 Press Release dated March 27, 1998.

     99.2 Press Release dated March 27, 1998.

FORM 8-K                                                            PAGE 5 OF 5


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           DOVER DOWNS ENTERTAINMENT, INC.



Date:                                      BY:
     --------------------------                ------------------------------
                                                 Denis McGlynn
                                                 President and
                                                 Chief Executive Officer